As filed with the Securities and Exchange Commission on November 21, 2003.

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HILB, ROGAL AND HAMILTON COMPANY

d/b/a Hilb Rogal & Hobbs Company

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation or Organization)	54-1194795 (I.R.S. Employer Identification Number)

4951 Lake Brook Drive, Suite 500, Glen Allen, Virginia  23060

 (Address of Principal Executive Offices)  (Zip Code)

__________________

HILB, ROGAL AND HAMILTON COMPANY

2000 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Walter L. Smith, Esq.

Senior Vice President, General Counsel and Secretary

Hilb, Rogal and Hamilton Company

d/b/a Hilb Rogal & Hobbs Company

4951 Lake Brook Drive, Suite 500

Glen Allen, Virginia  23060

(804) 747-6500

(Name, Address and Telephone Number,

Including Area Code, of Agent for Service)

___________

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, no par value	2,000,000	$29.80	$59,600,000	$4,822

(1)

The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)

Pursuant to Rule 457(h), the registration fee is based on the average of the high ($29.99) and low ($29.61) prices reported on the New York Stock Exchange on November 19, 2003.

EXPLANATORY NOTE

Hilb, Rogal and Hamilton Company d/b/a Hilb Rogal & Hobbs Company (the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8, Registration No. 333-37142, on May 16, 2000 (the “Original Registration Statement”), registering 1,200,000 shares of its common stock, no par value (“Common Stock”), pursuant to the Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan (the “Plan”).  On December 31, 2001, the Company effected a two-for-one stock split and, as provided in footnote 2 of the “Calculation of Registration Fee” table of the Original Registration Statement, shares issued pursuant to a stock split are deemed also to be registered and issuable under the Plan.  As a result, the Plan authorizes the issuance of up to 2,400,000 shares of Common Stock.

The Registrant’s Board of Directors adopted, and on May 6, 2003 the Registrant’s shareholders approved, an amendment and restatement to the Plan (the “Amendment”) that includes, among other things, an increase in the number of shares of Common Stock currently reserved for issuance under the Plan from 2,400,000 to 4,400,000 (an increase of 2,000,000). This Registration Statement on Form S-8 is being filed with respect to the registration of the additional 2,000,000 shares of Common Stock  authorized by the Amendment.

In accordance with Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Items 4, 6, 7 and 9 of Part II of the Original Registration Statement are hereby incorporated by reference into this Registration Statement. This Registration Statement on Form S-8 is being filed pursuant to Rule 462(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference

The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by reference and made a part hereof:

(1)

the Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the fiscal year ended December 31, 2002, as amended by Form 10-K/A (Amendment No. 1) filed on April 18, 2003, File No. 0-15981;

(2)

the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders held on May 6, 2003 that have been incorporated by reference into the Form 10-K;

(3)

the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2003, File No. 0-15981;

(4)

the Registrant’s Current Reports on Form 8-K, filed on March 14, March 26, August 11 and September 18, 2003; and

(5)

the description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K, filed August 11, 2003.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.

Interests of Named Experts and Counsel

Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.  Julious P. Smith, Jr., a principal in Williams Mullen, is a director of the

Registrant and beneficially owned an aggregate of 39,994 shares of Common Stock as of November 20, 2003. Other attorneys employed by the firm beneficially owned an aggregate of 3,942 shares of Common Stock as of November 12, 2003.

Item 8.

Exhibits

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1

Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed August 11, 2003, File No. 0-15981.

4.2

Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K, filed August 11, 2003, File No. 0-15981.

4.3

Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan, amended and restated February 11, 2003.*

5.1

Opinion of Williams Mullen.*

23.1

Consent of Williams Mullen (included in Exhibit 5.1).

23.2

Consent of Ernst & Young LLP.*

24

Powers of Attorney (included on Signature Page).*

____________

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Henrico County, Commonwealth of Virginia, on this 18th day of November, 2003.

HILB, ROGAL AND HAMILTON COMPANY

d/b/a Hilb Rogal & Hobbs Company

By:

/s/ Martin L. Vaughan, III

Martin L. Vaughan, III

Chairman of the Board and

Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Walter L. Smith and Carolyn Jones, each of whom may act individually, as attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Martin L. Vaughan, III Martin L. Vaughan, III	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	November 18, 2003

Signature	Title	Date
/s/ Carolyn Jones Carolyn Jones	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 18, 2003
/s/ Robert W. Blanton, Jr, Robert W. Blanton, Jr.	Vice President and Controller (Principal Accounting Officer)	November 18, 2003
/s/ Robert H. Hilb Robert H. Hilb	Chairman Emeritus and Director	November 18, 2003
/s/ Robert S. Lockhart Robert B. Lockhart	President, Chief Operating Officer and Director	November 18, 2003
/s/ Timothy J. Korman Timothy J. Korman	Executive Vice President, Finance and Administration and Director	November 18, 2003
/s/ Theodore L. Chandler, Jr. Theodore L. Chandler, Jr.	Director	November 18, 2003
/s/ Norwood H. Davis, Jr. Norwood H. Davis, Jr.	Director	November 18, 2003
/s/ Robert W. Fiondella Robert W. Fiondella	Director	November 18, 2003
/s/ J.S.M. French J.S.M. French	Director	November 18, 2003
/s/ Anthony F. Markel Anthony F. Markel	Director	November 18, 2003
/s/ Thomas H. O’Brien Thomas H. O’Brien	Director	November 18, 2003

Signature	Title	Date
/s/ Julious P. Smith, Jr. Julious P. Smith, Jr.	Director	November 18, 2003
/s/ Robert S. Ukrop Robert S. Ukrop	Director	November 18, 2003

EXHIBIT INDEX

TO

FORM S-8 REGISTRATION STATEMENT

______________________

Exhibit

Number

Description of Exhibit

4.1

Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed August 11, 2003, File No. 0-15981.

4.2

Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K, filed August 11, 2003, File No. 0-15981.

4.3

Hilb, Rogal and Hamilton Company 2000 Stock Incentive Plan, amended and restated February 11, 2003 .*

5.1

Opinion of Williams Mullen.*

23.1

Consent of Williams Mullen (included in Exhibit 5.1).*

23.2

Consent of Ernst & Young LLP.*

24

Powers of Attorney (included on Signature Page).*

____________

*Filed herewith